Cornell Corrections, Inc.
                Statement Re: Computation of Per Share Earnings
                    (in thousands except per share amounts)


                                                 Three Months Ended June 30,                Six Months Ended June 30,
                                           ----------------------------------------     --------------------------------------
                                                  1998                  1997                 1998                 1997
                                            ------------------    ----------------     ----------------      ---------------
                                             Basic     Diluted    Basic     Diluted     Basic     Diluted    Basic    Diluted
                                            -------   ---------  -------   ---------   -------   ---------  -------  ---------
Net Earnings ...........................   $ 1,281    $ 1,281    $   795    $   795    $ 2,538    $ 2,538    $ 1,295    $1,295
                                            ======     ======      =====     ======     ======     ======     ======     =====
Shares used in computing net
  earnings per share:
      Weighted average common shares and
         common share equivalents ......     9,971      9,971      7,398      7,398      9,962      9,962      7,359     7,359

      Less treasury shares .............      (555)      (555)      (555)      (555)      (555)      (555)      (555)     (555)

      Effect of shares issuable under
       stock options and warrants based
       on the treasury stock method ....      --          397       --          328       --          447       --         335
                                            ------      -----     ------     ------     ------     ------     ------     -----
                                             9,416      9,813      6,843      7,171      9,407      9,854      6,804     7,139
                                            ------      -----     ------     ------     ------     ------     ------     -----
 Net earnings per share ................   $  0.14    $  0.13    $  0.12    $  0.11    $  0.27    $  0.26    $  0.19    $ 0.18
                                            ======     ======      =====     ======     ======     ======     ======     =====